UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                       _______________________

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15 (d) of the
                     Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): July 25, 1997

                  MAINSTREET BANKGROUP INCORPORATED

________________________________________________________________________
              (Exact name of as specified in charter)

   Virginia                     0-8622                       54-1046817
________________            ______________               _______________
(State or other              (Commission                 (IRS Employer
jurisdiction of                File Number)              Identification No.)
incorporation)

             P.O. BOX 4831, Martinsville, VA  24115-4831
_________________________________________________________________________
              (Address of principal executive offices)   (Zip Code)

       Registrant's telephone number, including area code:   (540) 666-6724


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Item 5.    Other Events

     This current report on Form 8-K is filed by MainStreet BankGroup Incorporated ("Registrant") to report Registrant's agreement to acquire Tysons Financial Corporation ("Tysons"), subject to regulatory approval and approval by the shareholders of Tysons and certain other specified conditions. Under terms of the agreement, Registrant has agreed to pay the equivalent of $14.50 per share for each outstanding share of Tysons common stock in the form of MainStreet common stock, subject to adjustment under certain conditions. Registrant has agreed to exchange a maximum of .620 and a minimum of .507 shares of its Common Stock for each share purchased of Tysons' 1,071,119 shares of Common Stock. In addition, MainStreet has agreed to purchase Tysons' outstanding 228,250 directors' warrants for the difference between the exercise price per warrant and $14.50 in the form of MainStreet common stock, resulting in a maximum exchange ratio of .192 shares and a minimum exchange ratio of .157 shares per warrant purchased. Also, MainStreet has agreed to purchase Tysons' outstanding 97,780 directors' options for the difference between the exercise price per option and $14.50 in the form of MainStreet commmon stock, resulting in a maximum exchange ratio of .30 shares and a minimum exchange ratio of .07 shares per option purchased. If the maximum exchange ratios are used, 736,607 shares of Registrant's Common Stock will be issued in the transaction. MainStreet has also agreed to assume the outstanding employee stock options of Tysons. The purchase price of this transaction is valued at approximately
$17 million. At June 30, 1997, Registrant had 11,396,576 shares of Common Stock outstanding.

     Tysons was organized under the laws of Virginia in McLean, and serves the Northern Virginia and greater Washington, D.C. region with four offices. At June 30, 1997, Tysons reported total assets of $86.2 million.

     Registrant is a multi-community bank holding company headquartered in Martinsville, Virginia. It owns eight community banks (35 offices), and one nonbanking subsidiary, chartered as a limited purpose national banking association, with total second quarter assets of $1.4 billion and a pending affiliation with Commerce Bank, College Park, Maryland, who had second quarter assets of $74.5 million. Registrant currently serves the following markets: City of Martinsville and Henry County; the City of Galax, Town of Hillsville and Carroll and Grayson Counties; the Towns of Ferrum and Rocky Mount and Franklin County; the Town of Forest, City of Lynchburg and Bedford, Campbell and Amherst Counties; the Town of Stuart and Patrick County; the Towns of Saltville and Chilhowie and Smyth County; the City of Clifton Forge and Alleghany County; the Towns of Ashland and Mechanicsville and the Counties of Hanover and Henrico, Virginia and contiguous areas.

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Item 7(c).  Exhibits

(2) Agreement and Plan of Merger


                               Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               MAINSTREET BANKGROUP INCORPORATED



Date: August 4, 1997           /S/ James E. Adams,
                               Chief Financial Officer, Executive Vice
                               President, Treasurer


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